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As filed with the Securities and Exchange Commission on June 16, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Black Knight, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-5265638 (I.R.S. Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida
32204
(904) 854-5100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael L. Gravelle, Esq.
Executive Vice President and General Counsel
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-5100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone)	Michael L. Gravelle, Esq. Executive Vice President and General Counsel 601 Riverside Avenue Jacksonville, Florida 32204 (904) 854-5100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the registrant.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Share/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $0.0001 par value per share	(1)	(2)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. An unspecified aggregate initial offering price and number of shares of common stock is being registered hereunder and as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

BLACK KNIGHT, INC.

Common Stock

        We may offer and sell shares of our common stock from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. This prospectus describes some of the general terms that may apply to our common stock.

        Each time we offer and sell shares of our common stock, we will provide a supplement to this prospectus that contains specific information about the offering as well as the amounts and prices of the common stock to be offered and sold. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

        This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.

        We may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled "About this Prospectus" and "Plan of Distribution" for more information.

        Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "BKI." On June 15, 2020, the last reported price of our common stock on the NYSE was $73.21 per share.

        Investing in our common stock involves risk. See "Risk Factors" on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying shares of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). Under the automatic shelf registration process, we may, from time to time, offer and/or sell our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock that we may offer. Each time we offer and sell shares of our common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the shares of common stock being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading "Where You Can Find More Information; Incorporation of Certain Documents by Reference," and any applicable free writing prospectus, before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading "Where You Can Find More Information; Incorporation of Certain Documents by Reference."

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

        Neither the delivery of this prospectus or any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations, and prospects may have changed since those dates.

        You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor any of our affiliates have authorized anyone to provide you with different information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        Unless the context requires otherwise, references to "our company," "we," "us," "the company," and "Black Knight" refer to Black Knight, Inc. and its subsidiaries, taken together.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.blackknightinc.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not incorporated by reference into this prospectus.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents, which we have filed with the SEC (excluding any documents or portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act")):

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  Our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 28, 2020, as amended by our Annual Report on Form 10-K/A, filed on March 25, 2020;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 5, 2020;

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  Our Current Reports on Form 8-K filed on May 28, 2020, June 8, 2020 and June 12, 2020;

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  The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Shareholders filed on April 27, 2020 and additional materials filed on April 27, 2020, May 28, 2020 and May 29, 2020; and

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  The description of our Common Stock, par value $0.0001 per share, under the heading "Description of Common Stock" contained in Exhibit 4.2 to our Annual Report on Form 10-K, filed on February 28, 2020.

        In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Black Knight, Inc.
Investor Relations
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-5100

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus or in our other documents that are incorporated by reference herein by our management that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. These statements relate to, among other things, future financial and operating results of Black Knight. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "could," "potential" or "continue," or the negative of these terms and other comparable terminology. Examples of forward-looking statements include, but are not limited to, statements we made regarding the outlook for our future business and financial performance.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature; they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including, but not limited to the following:

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  changes in general economic, business, regulatory and political conditions, including those resulting from pandemics such as COVID-19, particularly as they affect foreclosures and the mortgage industry;

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  the outbreak of COVID-19 and measures to reduce its spread, including the effect of governmental or voluntary actions such as business shutdowns and stay-at-home orders;

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  security breaches against our information systems;

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  changes to our relationships with our top clients, whom we rely on for a significant portion of our revenues and profit;

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  limitation of our growth due to the time and expense associated with switching from competitors' software and services;

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  our ability to meet our contractual commitments and to offer high-quality technical support services;

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  our ability to comply with changes in laws, rules and regulations that affect our and our clients' businesses;

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  consolidation in our end-client market;

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  regulatory developments with respect to use of consumer data and public records;

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  efforts by the government to address the mortgage market and economic environment;

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  our clients' relationships with government-sponsored enterprises;

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  our ability to adapt our solutions to technological changes or evolving industry standards or to achieve our growth strategies;

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  our ability to compete effectively;

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  increase in the availability of free or relatively inexpensive information;

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  our ability to protect our proprietary software and information rights;

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  infringement on the proprietary rights of others by our applications or services;

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  the effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation;

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  our ability to successfully consummate and integrate acquisitions;

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  our reliance on third parties;

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  our dependence on our ability to access data from external sources;

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  our international operations and third-party service providers;

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  our investment in Star Parent, L.P. and the operation of its indirect subsidiary, The Dun & Bradstreet Corporation;

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  system failures or service interruptions;

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  delays or difficulty in developing or implementing new, enhanced or existing mortgage processing or software solutions;

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  change in the strength of the economy and housing market generally;

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  our existing indebtedness and any additional significant debt we incur;

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  changes in the London Interbank Offered Rate ("LIBOR") reporting practices and the replacement of LIBOR with an alternative reference rate;

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  the adequacy of our policies and procedures;

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  litigation, investigations or other actions against us;

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  the market price of our common stock may be volatile;

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  our charter and bylaws and provisions of Delaware law may discourage or prevent strategic transactions;

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  our intention not to pay dividends on our common stock for the foreseeable future; and

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  restrictions on our ability to pursue potential business opportunities under a non-competition agreement with Fidelity National Financial, Inc. and its subsidiaries ("FNF") that we entered in connection with the spin-off from FNF.

        The risk factors discussed under "Risk Factors" in this prospectus, any prospectus supplement, any free writing prospectus and under "Item 1A.—Risk Factors" in Black Knight's Annual Report on Form 10-K for the year ended December 31, 2019 and in Black Knight's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and under similar headings in Black Knight's subsequently-filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described in the other documents incorporated by reference into this prospectus, in any applicable prospectus supplement or any applicable free writing prospectus, could cause our results to differ materially from those expressed in forward-looking statements.

        Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this prospectus or in any documents incorporated by reference herein. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus or in any documents incorporated by reference herein. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus or in any documents incorporated by reference herein. Any forward-

looking statement made by us in this prospectus or in any documents incorporated by reference herein speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

 THE COMPANY

        Black Knight is a leading provider of integrated software, data and analytics solutions to the mortgage and consumer loan, real estate and capital markets verticals. Our solutions facilitate and automate many of the mission-critical business processes across the homeownership lifecycle. We are committed to being a premier business partner that clients rely on to achieve their strategic goals, realize greater success and better serve their customers by delivering best-in-class software, services and insights with a relentless commitment to excellence, innovation, integrity and leadership.

Corporate Information

        Black Knight was incorporated in Delaware on February 3, 2017. Our common stock is listed on the NYSE under the symbol "BKI." Our principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and our telephone number is (904) 854-5100. Our corporate website address is www.blackknightinc.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our common stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC that, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, are incorporated or deemed to be incorporated by reference in this prospectus, before making an investment decision. See "Where You Can Find More Information; Incorporation of Certain Documents by Reference." Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the shares of our common stock as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of (i) the material terms of our second amended and restated charter (the "second amended and restated charter") and our amended and restated bylaws (the "bylaws") and (ii) certain applicable provisions of the Delaware General Corporation Law (the "DGCL"). For more information on how you can obtain our second amended and restated charter and bylaws, see "Where You Can Find More Information; Incorporation of Certain Documents by Reference." We urge you to read our second amended and restated charter and amended and restated bylaws in their entirety.

Authorized Capitalization

        Our authorized capital stock consists of (i) 550,000,000 shares of common stock, of which 149,941,484 were outstanding as of March 31, 2020 and (ii) 25,000,000 shares of preferred stock, par value $0.0001 per share, none of which were outstanding as of March 31, 2020. Additionally, we have 11,992,132 shares of common stock reserved for future issuance under our omnibus incentive plan and employee stock purchase plan as of March 31, 2020.

Common Stock

        Holders of our common stock are entitled to the rights set forth below.

Voting Rights

        The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of our common stock shall vote on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law.

Dividend Rights

        Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon Liquidation

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock, then outstanding, if any.

Other Rights

        The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

        Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences and limitations thereof, including dividend rights, specification of par value, conversion rights, voting rights, terms of redemption, specification of par value, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by the shareholders and may adversely affect the voting and other rights of the holders of our common stock. At present, we have no shares of preferred stock issued and outstanding and we have no plans to issue any preferred stock.

Certain Certificate of Incorporation and Bylaw Provisions

Number of Directors

        The certificate of incorporation provides that the Board of Directors shall consist of not less than one and not more than 14 members. The Board of Directors is currently divided into three classes, designated Class I, Class II and Class III. The certificate of incorporation further provides for the de-classification of the Board of Directors over a three-year period, as follows: Beginning at the 2020 annual meeting of the company's shareholders (the "2020 Annual Meeting"), the directors whose terms expire at that meeting (or such directors' successors) shall be elected to hold office for a one-year term expiring at the 2021 annual meeting of the company's shareholders (the "2021 Annual Meeting"). At the 2021 Annual Meeting, the directors whose terms expire at that meeting (or such directors' successors) shall be elected to hold office for a one-year term expiring at the 2022 annual meeting of the company's shareholders (the "2022 Annual Meeting"). At the 2022 Annual Meeting and each annual meeting of shareholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of shareholders and until such director's successor shall have been elected and qualified. The certificate of incorporation also provides that any director elected to serve on the Board of Directors at the 2020 Annual Meeting or thereafter may be removed from office by the shareholders of the company, with or without cause, by the affirmative vote of the holders of a majority of the outstanding capital stock of the company then entitled to vote generally in the election of directors.

Special Meetings

        Our second amended and restated charter provides that, except as otherwise required by law, special meetings of the shareholders can only be called by a majority of our entire board of directors or our executive chairman, chief executive officer or president, as applicable. Shareholders may not call a special meeting or require that our board of directors call a special meeting of shareholders.

Requirements for Advance Notification of Shareholder Meetings, Nominations and Proposals

        Our bylaws provide that, if one of our shareholders desires to submit a proposal or nominate persons for election as directors at an annual shareholders' meeting, the shareholder's written notice must be received by us not less than 120 days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting of shareholders. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder must be received by us not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice must describe the proposal or nomination and set forth the name and address of, and stock held of record and beneficially by, the shareholder. Notices of shareholder proposals or nominations must set forth the reasons for the proposal or nomination and any material interest of the shareholder in the proposal or nomination and a representation that the shareholder intends to appear in person or by proxy at the annual meeting. Director nomination notices must set forth the name and address of the nominee, arrangements between the shareholder and the nominee and other information required under Regulation 14A of the Exchange Act. The presiding officer of the meeting may refuse to acknowledge a proposal or nomination not made in compliance with the procedures contained in our amended and restated bylaws. The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the requisite procedures are not followed and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Section 203 of the DGCL

        The company has expressly elected to be governed by Section 203 of the DGCL. Section 203 of the DGCL generally prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder who beneficially owns 15% or more of a corporation's voting stock, within three years after the person or entity becomes an interested shareholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, the person owns at least 85% of the corporation's voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) at or after the person or entity becomes an interested shareholder, the business combination is approved by the board of directors and authorized at a meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested shareholder.

Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our shareholders, subject to any NYSE shareholder vote requirements. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Shareholder Action by Written Consent

        Our second amended and restated charter provides that actions required or permitted to be taken by shareholders at an annual or special meeting may be effected without a meeting by written consent. A shareholder seeking to have the shareholders authorize or take action by written consent must deliver requests from the holders of not less than 15% of our common stock, or from the holders of our preferred stock, if the terms of such class or series of preferred stock expressly provide for action by written consent, subject to certain procedural provisions.

Limitations on Director Liability

        Under the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit. Our second amended and restated charter contains the provisions permitted by Section 102(b)(7) of the DGCL.

Corporate Opportunities

        To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the DGCL allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities.

        Our second amended and restated charter provides that, subject to any written agreement to the contrary, neither FNF nor Thomas H. Lee Partners, and its subsidiaries ("THL") will have a duty to refrain from engaging in the same or similar activities or lines of business that we engage in, and, except as set forth in our second amended and restated charter, none of FNF, THL or FNF and THL's respective officers and directors will be liable to us or our shareholders for any breach of any fiduciary duty due to any such activities of FNF or THL, as applicable.

        Our second amended and restated charter also provides that we may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with FNF or THL. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by us, any of our subsidiaries, or FNF or THL, shall be considered contrary to any fiduciary duty to us or our shareholders of any director or officer of ours who is also a director, officer or employee of FNF or THL. With limited exceptions, to the fullest extent permitted by law, no director or officer of ours who is also a director, officer or employee of FNF or THL shall have or be under any fiduciary duty to us or our shareholders to refrain from acting on behalf of us or any of our subsidiaries or on behalf of FNF or THL in respect of any such agreement or performing any such agreement in accordance with its terms.

        Our second amended and restated charter further provides that if one of our directors or officers who is also a director or officer of FNF or THL acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us or for FNF or THL, the director or officer will have satisfied his or her fiduciary duty to us and our shareholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:

  •
  a corporate opportunity offered to any person who is an officer of ours and who is also a director but not an officer of FNF or THL, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person's capacity as one of our officers, in which case it will not belong to us;

  •
  a corporate opportunity offered to any person who is a director but not an officer of ours, and who is also a director or officer of FNF or THL, will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our directors; and

  •
  a corporate opportunity offered to any person who is an officer of FNF, THL or us will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our officers.

        Notwithstanding these provisions, our second amended and restated charter does not prohibit us from pursuing any corporate opportunity of which we become aware.

        These provisions included in our second amended and restated charter will no longer be effective on the date that none of our directors or officers are also directors or officers of FNF or THL.

        When our second amended and restated charter will no longer include provisions setting forth the circumstances under which opportunities will belong to us and regulating the conduct of our directors and officers in situations where their duties to us and to FNF or THL conflict, the actions of our directors and officers in each such situation would be subject to the fact-specific analysis of the corporate opportunity doctrine as articulated under Delaware law. Under Delaware law, a director of a corporation may take a corporate opportunity, or divert it to another corporation in which that director has an interest, if (i) the opportunity is presented to the director or officer in his or her individual capacity, (ii) the opportunity is not essential to the corporation, (iii) the corporation holds no interest or expectancy in the opportunity and (iv) the director or officer has not wrongfully employed the resources of the corporation in pursing or exploiting the opportunity. Based on Section 122(17) of the DGCL, we do not believe the corporate opportunity guidelines that set forth in our second amended and restated charter conflict with Delaware law. If, however, a conflict were to arise between the provisions of our second amended and restated charter and Delaware law, Delaware law would control.

Amendment to Bylaws and Charter

        Our second amended and restated charter and bylaws provide that, subject to the affirmative vote of the holders of preferred stock if required by law or the applicable certificate of designations relating to such preferred stock, the provisions (i) of our bylaws may be adopted, amended or repealed if approved by a majority of the Board of Directors then in office or approved by holders of the common stock in accordance with applicable law and our second amended and restated charter, and (ii) of our second amended and restated charter may be adopted, amended or repealed as provided by the DGCL.

Listing

        Our common stock is listed on the NYSE under the symbol "BKI."

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, Inc. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is (212) 509-4000.

 PLAN OF DISTRIBUTION

        We may sell the common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to or through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods.

        The securities covered by this prospectus may be sold:

  •
  on a national securities exchange;

  •
  in the over-the-counter market; or

  •
  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at variable prices, which method may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (or any combination of the foregoing).

        We will identify the specific plan of distribution in connection with any offering of our common stock, including the use of any underwriters, dealers, agents or direct purchasers and their compensation in the applicable accompanying prospectus supplement.

 LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Black Knight, Inc. and its subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2019 consolidated financial statements contains emphasis of matter paragraphs that state that: 1) as discussed in Note 2 to the consolidated financial statements, the company changed its method of accounting for revenue and costs as of January 1, 2018 due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, and 2) as discussed in Note 4 to the consolidated financial statements, the company made an investment in Star Parent, L.P., the ultimate parent of The Dun & Bradstreet Corporation, on February 8, 2019.

        The consolidated financial statements of Star Parent, L.P. and its subsidiaries as of December 31, 2019 and for the period from February 8, 2019 to December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The expenses relating to the registration of the common stock will be borne by the registrant. Such expenses are estimated to be as follows:

SEC Registration Fee	$	*
FINRA Filing Fee		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing Expenses		**
Transfer Agent, Registrar and Trustee Fees		**
Blue Sky, qualification fees and expenses		**
Miscellaneous Expenses		**

Total	$

*
Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

**
These fees are calculated based on the securities offered and the number of issuances. Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.    Indemnification of Directors and Officers

        The registrant is governed by the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit, or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending, or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that to the extent an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit, or proceeding referred to above, or any claim, issue, or matter therein, the corporation must indemnify that person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

        The registrant's amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended, and the registrant's second amended and restated charter provides that the registrant will indemnify its directors and officers to the fullest extent permitted by the DGCL.

        Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit.

        The registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the registrant with respect to indemnification payments that it may make to such directors and officers.

        Any underwriting agreement that the registrant may enter into in connection with the sale of any securities registered hereunder may provide for indemnification to the registrant's directors and officers by the underwriters against certain liabilities.

Item 16.    Exhibits

        The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit No.	Description
1.1	Underwriting Agreement.*
2.1
Agreement and Plan of Merger, dated as of June 8, 2017, by and among New BKH Corp., Black Knight Financial Services, Inc., Black Knight Holdco Corp., New BKH Merger Sub, Inc., BKFS Merger Sub, Inc. and Fidelity National Financial, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Black Knight Financial Services, Inc. on June 9, 2017 (No. 001-37394)).
4.1
Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the company's Registration Statement on Form S-3 (File No. 333-217774), filed with the SEC on November 20, 2017).
5.1	Opinion of Weil, Gotshal & Manges LLP.**

Exhibit No.	Description
23.1	Consent of KPMG LLP, with respect to the report related to Black Knight, Inc. and its subsidiaries**
23.2	Consent of KPMG LLP, with respect to the report related to Star Parent L.P. and its subsidiaries**
23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).**
24.1	Power of Attorney (included on signature page).**

*
To be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

**
Filed herewith.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

        (i)(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

             (ii)  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act and to deliver or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide interim financial information required to be presented by Article 3 of Regulation S-X.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on the 16th day of June, 2020.

BLACK KNIGHT, INC.
By:	/s/ MICHAEL L. GRAVELLE
	Name:	Michael L. Gravelle
	Title:	Executive Vice President and General Counsel

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Kirk T. Larsen and Michael L. Gravelle, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 16, 2020.

Signature	Title

/s/ ANTHONY M. JABBOUR Anthony M. Jabbour	Chief Executive Officer and Director (Principal Executive Officer)
/s/ KIRK T. LARSEN Kirk T. Larsen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ MICHELE M. MEYERS Michele M. Meyers	Chief Accounting Officer and Treasurer (Principal Accounting Officer)
/s/ WILLIAM P. FOLEY II William P. Foley II	Chairman

Signature	Title

/s/ THOMAS M. HAGERTY Thomas M. Hagerty	Director
/s/ DAVID K. HUNT David K. Hunt	Director
/s/ RICHARD N. MASSEY Richard N. Massey	Director
/s/ GANESH B. RAO Ganesh B. Rao	Director
/s/ JOHN D. ROOD John D. Rood	Director
/s/ NANCY L. SHANIK Nancy L. Shanik	Director